Exhibit 3.95

          I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “OHI ASSET (IL) , LLC”, FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF AUGUST, A.D. 2005, AT 4:48 O’CLOCK P.M.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
4015668 8100	AUTHENTICATION:	4093736

050673319	DATE:	08-15-05

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:49 PM 08/15/2005
FILED 04:49 PM 08/15/2005
SRV 050673319 - 4015668 FILE

CERTIFICATE OF FORMATION
OF
OHI ASSET (IL), LLC

          This Certificate of Formation of OHI ASSET (IL), LLC, dated as of August 15, 2005, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, (6 Del.C. §§ 18-101, et seq.)

          FIRST.           The name of the limited liability company formed hereby is OHI ASSET (IL), LLC.

          SECOND.     The address of its registered office in the State of Delaware is c/o The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Mark E. Derwent
Mark E. Derwent
Authorized Person

TOTAL P.03